THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-63709 of The Hallwood Group Incorporated on Form S-8 of our reports, dated March 31, 2008 relating to the consolidated financial statements of Hallwood Energy, L.P. (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to Hallwood Energy, L.P.’s ability to continue as a going concern), and March 31, 2008 relating to the consolidated financial statements and financial statement schedules of The Hallwood Group Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the 2006 adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments), appearing in this Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended December 31, 2007.
DELOITTE & TOUCHE LLP
Dallas, Texas
March 31, 2008